Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing Schedule 13D filed on this date with respect to the beneficial ownership by the undersigned of the Class V-3 common shares of Symbotic Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k) and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filings. The parties to this Joint Filing Agreement acknowledge that each shall be responsible for the timely filing of the Schedule 13D and any such amendments thereto, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making the filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 25, 2023

RICHARD B. COHEN

By:	/s/ Richard B. Cohen
Name: Richard B. Cohen
Title: Richard B. Cohen, Individually

RJJRP HOLDINGS, INC.

By:	/s/ Richard B. Cohen
Name: Richard B. Cohen
Title: President and Chief Executive Officer

THE RBC 2021 4 YEAR GRAT

By:	/s/ Richard B. Cohen
Name: Richard B. Cohen Title: Trustee

RICHARD B. COHEN REVOCABLE TRUST

By:	/s/ Richard B. Cohen
Name: Richard B. Cohen
Title: Trustee

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SCHEDULE A

The name, present principal occupation or employment, business address, citizenship and beneficial interests in the Issuer of each of the directors and officers of RJJRP Holdings, Inc. are set forth below.

Name	Present Principal Occupation or Employment	Present Principal Business Address	Citizenship	Beneficial Interests in the Issuer
Richard B. Cohen	President, Chief Executive Officer, and Director of RJJRP Holdings, Inc.	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA	*

Janet Cohen	Director of RJJRP Holdings, Inc.	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA	(1)

Kevin McNamara	Treasurer, Chief Financial Officer, and Director of RJJRP Holdings, Inc.	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA

Perry Cohen	Director of RJJRP Holdings, Inc.; Founder and Executive Director, The Venture Out Project	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA	*

Joseph P. Toce Jr.	Director of RJJRP Holdings, Inc.	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA	(2)

David Ladensohn	Director of RJJRP Holdings, Inc.	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA	(3)

William M. Boyd III	Secretary & Executive Vice President of RJJRP Holdings, Inc.; Chief Strategy Officer of the Issuer.	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA	(4)

Julie Drake	Assistant Treasurer of RJJRP Holdings, Inc.	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA

Bryan T. Granger	Assistant Secretary & Senior Vice President of RJJRP Holdings, Inc.	c/o Symbotic Inc. 200 Research Drive Wilmington, MA 01887	USA

*	Beneficial interests reported in this Schedule 13D.
(1)

To the knowledge of the Reporting Persons, pursuant to the Schedule 13D/A filed by Janet Cohen on July 25, 2023, Ms. Cohen exercises shared voting and dispositive power over 168,051,106 common shares of the Issuer.

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(2)

To the knowledge of the Reporting Persons, Joseph P. Toce Jr. may be deemed to have shared voting and dispositive power over 2,624,110 common shares of the Issuer by virtue of his role as trustee for certain trusts.

(3)

To the knowledge of the Reporting Persons, pursuant to the Schedule 13D/A filed by David A. Ladensohn on July 25, 2023, Mr. Ladensohn exercises shared voting and dispositive power over 194,211,698 common shares of the Issuer.

(4)	To the knowledge of the Reporting Persons, Mr. Boyd may be deemed to exercise voting and dispositive power over 766,212 common shares of the Issuer.

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